Exhibit 99.1

FOR IMMEDIATE RELEASE
April 3, 2017	Nasdaq Capital Markets - GTIM

GOOD TIMES & BAD DADDY’S REPORT FISCAL 2017 Q2 SAME STORE SALES
Bad Daddy’s Same Store Sales Increase 3.2%
Good Times’ Same Store Sales Increase 0.5% Net of Remodel Closures

(DENVER, CO) Good Times Restaurants Inc. (GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick-service restaurant chain focused on fresh, high-quality, all-natural products and of Bad Daddy’s Burger Bar, a full-service, upscale concept, today announced that its Bad Daddy’s same store sales increased 3.2% in its fiscal second quarter ended March 28, 2017 over the prior year’s increase of 1.9% and its Good Times’ same store sales increased 0.1% during the quarter over the prior year’s increase of 0.5%.   Excluding the days that the Good Times’ restaurants were closed for kitchen remodels to add new production line equipment, same store sales increased 0.5% for the quarter.

Boyd Hoback, President & CEO, said “We saw our third consecutive quarter of sequential improvement in our same store sales at Good Times, and we continue to exceed our expectations for Bad Daddy’s.  We are very pleased with our results during the second quarter, particularly given the competitive discounting environment, and the fact that we had no media advertising in place for Good Times.  We completed our kitchen updates in all of our Good Times stores which will allow us to meet our planned roll out of our hotter, cheesier burger lineup and mid-tier priced burgers in all stores during the first week of April with television advertising support.  In addition, our most recent Good Times restaurant in Greeley, CO has experienced record sales in its first two weeks of being open, and our newest Bad Daddy’s restaurant in Fayetteville, NC continues to be one of our top-performing stores in the system. We are opening our next new Bad Daddy’s stores in Colorado in April and June, and in Raleigh, NC in May with three more under development in North Carolina and Oklahoma for opening in August and September.”

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, and its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, natural cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises a total of 38 restaurants.

GTIM owns, operates, franchises and licenses 20 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 27, 2016 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO (303) 384-1411
Jim Zielke, CFO (303) 384-1432
Christi Pennington (303) 384-1440